EXHIBIT 23.1



              CONSENT OF INDEPENDENT ACCOUNTANTS
                    COOPERS & LYBRAND L.L.P.


We consent to the incorporation by reference in the registration
statement on Form S-8 (File No.              ) of our report
dated March 26, 1996, on our audits of the consolidated financial statements and the financial statement schedules of Envirodyne Industries, Inc. and Subsidiaries as of December 28, 1995 and December 29, 1994, and for the period December 30, 1994 to December 28, 1995 and January 1 to December 29, 1994 (post-consummation) and January 1 to December 31, 1993 (Pre-consummation).




COOPERS & LYBRAND L.L.P.
Chicago, Illinois
September 27, 1996